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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement Nos. 333-92259 and 333-57890 of DUSA Pharmaceuticals, Inc. on Form S-8 of our report dated March 11, 2004, appearing in the Annual Report on Form 10-K of DUSA Pharmaceuticals, Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of these Registration Statements.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
May 19, 2004